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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

RIGEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
0-29889 (Commission File No.)	94-3248524 (IRS Employer Identification No.)
1180 Veterans Boulevard South San Francisco, CA 94080 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 624-1100

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)   On May 31, 2007, Rigel Pharmaceuticals, Inc. held its 2007 Annual Meeting of Stockholders. At this meeting, our stockholders, upon the recommendation of our Board of Directors, approved, among other items, the following:

  •
  an amendment to the Company's 2000 Equity Incentive Plan (the "2000 Plan") to increase the number of shares authorized for issuance under the 2000 Plan to an aggregate total of 8,410,403.

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  an amendment to the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan") to (i) increase the number of shares authorized for purchase under the Purchase Plan to an aggregate total of 1,964,062 and (ii) terminate the provision providing for an annual increase to the Purchase Plan pursuant to Section 3(a) of the Purchase Plan effective January 1, 2008.

        A more detailed description of the 2000 Plan and Purchase Plan, and the amendments thereto, is contained in the Proxy Statement for our 2007 Annual Meeting of Stockholders under the headings "Proposal 2—Approval of 2000 Equity Incentive Plan, as amended" and "Proposal 4—Approval of 2000 Employee Stock Purchase Plan," and such description is incorporated herein by reference.

        A copy of the 2000 Plan and the Purchase Plan is attached hereto as Exhibits 10.30 and 10.31, respectively, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

        (d)   Exhibits.

Exhibit No.	Description
10.30	Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan
10.31	Rigel Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.
Dated: June 6, 2007	By:	/s/ DOLLY A. VANCE Dolly A. Vance Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.30	Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan
10.31	Rigel Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan

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  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX